UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-151665	262749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Invesco Mortgage Capital Inc. (the “Company”) was held on May 10, 2010. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board's solicitations. At this meeting, the stockholders were requested to: (1) elect a Board of Directors, and (2) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2010, both of which were described in the proxy statement. The following actions were taken by the Company's stockholders with respect to each of the foregoing items:

1.The election of a Board of Directors. All the nominees for director were elected. With respect to each nominee, the total number of broker non-votes was 4,716,010. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions
G. Mark Armour	9,417,449	132,761	3,721
James S. Balloun	9,450,527	99,733	3,721
John S. Day	9,455,414	94,846	3,721
Karen Dunn Kelley	9,401,473	148,787	3,721
Neil Williams	9,450,299	99,961	3,721

2. Appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. The proposal was approved by the stockholders, and the voting results were as follows. There were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
14,238,208	17,100	14,683

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ Donald R. Ramon
Donald R. Ramon
Chief Financial Officer

Date: May 12, 2010